Exhibit 99.2

Hexcel Corporation and Subsidiaries

Net Sales by Segment and  Market

For the Quarters Ended June 30, 2014 and 2013, March 31, 2014 and 2013

and the Six-Month Periods Ended June 30, 2014 and 2013

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Second Quarter 2014
Composite Materials	$225.5	$66.8	$69.3	$361.6
Engineered Products	82.7	25.3	0.5	108.5
Total	$308.2	$92.1	$69.8	$470.1
	65%	20%	15%	100%

First Quarter 2014
Composite Materials	$224.8	$68.6	$62.9	$356.3
Engineered Products	78.4	27.0	—	105.4
Total	$303.2	$95.6	$62.9	$461.7
	66%	21%	13%	100%

Second Quarter 2013
Composite Materials	$200.7	$70.3	$53.7	$324.7
Engineered Products	69.3	26.4	2.2	97.9
Total	$270.0	$96.7	$55.9	$422.6
	64%	23%	13%	100%

First Quarter 2013
Composite Materials	$201.7	$72.8	$50.3	$324.8
Engineered Products	67.2	23.2	1.3	91.7
Total	$268.9	$96.0	$51.6	$416.5
	65%	23%	12%	100%

Year to date June 30, 2014
Composite Materials	$450.3	$135.4	$132.2	$717.9
Engineered Products	161.1	52.3	0.5	213.9
Total	$611.4	$187.7	$132.7	$931.8
	66%	20%	14%	100%

Year to date June 30, 2013
Composite Materials	$402.4	$143.1	$104.0	$649.5
Engineered Products	136.5	49.6	3.5	189.6
Total	$538.9	$192.7	$107.5	$839.1
	64%	23%	13%	100%